Exhibit 99.1

RELEASE>9:30am June 3, 2004: FLORIDA DISTRIBUTION

American Access Technologies, Inc.

Keystone Heights, Florida

www.aatk.com

Company Contact: Joe McGuire, Chief Financial Officer

(352) 473-6673/ jmcguire@aatk.com

American Access Technologies Updates Interim Sales for Quarter Ending June 30, 2004

Announces Annual Meeting of Stockholders

Keystone Heights, FL – June 3, 2004 – PRNewswire – FirstCall –American Access Technologies, Inc. (NASDAQ: AATK) announced today that preliminary unaudited sales for the period April 1, 2004 through May 31, 2004, the first two months of its current fiscal quarter, were approximately $1.2 million. Our entire product line, zone and wireless telecommunications networking enclosures and formed metal products continue to contribute to the sales effort.

The Company is also pleased to announce that it continues as subcontractor for the production of specialized chemical warfare alarms for the armed forces. American Access manufactures the housing for the device, which is about twice the size of a military issue canteen. The current order for this product will generate approximately $140,000 in sales in 2004 and is one of many government sub-contracts American Access Technologies, Inc. has fulfilled over the years.

Joe McGuire, Chief Financial Officer, commented, “As a matter of perspective on today’s interim sales report, historically, the Company’s three best sales quarters produced one quarter with sales in excess of $1.64 million and two quarters with sales in excess of $1.51 and $1.50 million, respectively. We are well-positioned to realize our mission to increase our revenues, control our expenses, continue our march to profitability, increase shareholder value and to achieve our best year in our history. It should be noted that because of the long sales cycle for many of our products, one month or one quarter’s results are not a reliable indicator of the future. I believe we have only begun to demonstrate our potential to the marketplace. We are excited about the future and expect to continue our path of growth and development. We are also proud of our efforts to help protect our troops and the confidence in our manufacturing abilities represented by our association with the alarm unit since the first order in 2000.”

The Company will hold its annual meeting of stockholders on July 23, 2004. The record date for the meeting is May 28, 2004. The Company will send a definitive proxy statement and annual report to stockholders, which will contain important information about the meeting. Stockholders are urged to read and vote the proxy statement when it becomes available.

In other corporate matters, in accordance with NASDAQ Marketplace Rule 4350, as amended October 14, 2003, inducement stock options were granted to Andrew Camarda who has agreed to join the Company. Mr. Camarda is the Project Manager for the engineering and development aspects of our zone and wireless products and supports our sales staff and customers. The Company issued 20,000 stock options to Mr. Camarda in connection with the initiation of employment with the Company. These options were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350 (i)(1)(A)(iv).

About American Access Technologies, Inc.

American Access manufactures patented zone cabling and wireless enclosures that mount in ceilings, raised floors, and in custom furniture, for routing of telecommunications cabling, fiber optics and wireless solutions to the office desktop. The Company’s concept of “zone cabling” reduces costs for initial network installation and facilitates moves, adds, changes and upgrades for the network installations of today and tomorrow. Its Omega Metals subsidiary manufactures its proprietary products, and also employs state-of-the-art metal fabrication and finishing techniques for public and private companies and for U.S. government contractors.

News and product/service information are available at www.aatk.com.

Forward-looking statements

Note: This press release for American Access Technologies, Inc. contains forward-looking statements as defined in Section 27A of the Securities Exchange Act of 1934, regarding events, conditions and financial trends that may affect the Company’s future operating results and financial position. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, which are subject to various risks and uncertainties listed in the Company’s SEC filings. The forward-looking statements made herein are based on information presently available to the management of the company. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.